
Laurcon Capital LP
2002
50%
50%
The Holiday Lifestyle LLC
2019
100%
CST Construction LLC
2017
20%
American Industrial LLC
2020
100%
JAW 2 Investments LLC
2014
Laurcon LLC
1999
393 Holdings LLC
2019
20%
80%
Townes and Taylor LLC
2014
20%
80%
Coast OEM LLC
2018
40%
40%
Coast RE LLC
2018
47%
47%